Registration Statement No.[_____________]
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
              -----------------------------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
              -----------------------------------------------------


                  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY
             (Exact Name of Registrant as Specified in its Charter)

               Delaware                       13-3949418
    (State or Other Jurisdiction of        (I.R.S. Employer
     Incorporation or Organization)        Identification Number)

                               625 Madison Avenue
                            New York, New York 10022
                                 (212) 421-5333
               (Address, Including Zip Code and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                Stuart J. Boesky
                      President and Chief Executive Officer
                               625 Madison Avenue
                            New York, New York 10022
                                 (212) 421-5333
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                              --------------------
                                    copy to:
                             Mark Schonberger, Esq.
                                Battle Fowler LLP
                               75 East 55th Street
                            New York, New York 10022
                                 (212) 856-7000

         Approximate date of commencement of proposed sale to public: As promptly as reasonably practical, after the effective date of this registration statement, to permit an orderly sale.
         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE

            Title of each class                   Amount      Proposed Maximum    Proposed Maximum
            of securities to be                   to be      Offering Price per  Aggregate Offering       Amount of
                 Registered                     Registered         Share              Price(1)        Registration Fee

Common Shares of Beneficial Interests(2)        1,000,000          $11.75            $11,750,000           $3,102

1. Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, and based upon the maximum aggregate offering price of all securities being registered.

2. Such indeterminate number of shares as may from time to time be issued at indeterminate prices registered hereunder.


================================================================================


922161.6

================================================================================

                           CHARTER MUNICIPAL MORTGAGE
                               ACCEPTANCE COMPANY
                               625 Madison Avenue
                            New York, New York, 10022
                                 (212) 421-5333

                                      * * *

                            ADMINISTRATOR OF THE PLAN

                               Fleet National Bank
                       c/o EquiServe, Limited Partnership
                                  P.O. Box 8040
                        Boston, Massachusetts 02266-8040
                                 (800) 730-6001

--------------------------------------------------------------------------------


No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this Prospectus and, if given or made, any such information or representation must not be relied upon as having been authorized by CharterMac. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of CharterMac since the date hereof.


--------------------------------------------------------------------------------


                                1,000,000 SHARES

                           CHARTER MUNICIPAL MORTGAGE
                               ACCEPTANCE COMPANY
--------------------------------------------------------------------------------


                              DIVIDEND REINVESTMENT
                                       AND
                               SHARE PURCHASE PLAN

                                   PROSPECTUS

--------------------------------------------------------------------------------


                                TABLE OF CONTENTS
                                                                 Page
Summary  ...........................................................2
Description of the Plan.............................................3
1.       What is the purpose of the plan?...........................3
2.       Who is eligible to participate in the plan?................3
3.       How do you participate in the plan?........................3
4.       When may you join the plan and when will your
         investments begin?.........................................3
5.       What does the Authorization Card provide?..................4
6.       Who administers the plan for participants?.................4
7.       Are there any expenses to participants in connection
         with their participation in the plan?......................4
8.       How many Shares will be purchased
         for participants?..........................................4
9.       When and at what price will Shares be purchased
         under the plan?............................................4
10.      Can the Shares be purchased at a discount under
          the plan?.................................................5
11.      Will certificates be issued for Shares purchased
         under the plan?............................................5
12.      Who will be eligible to make optional cash deposits?.......5
13.      What are the limitations on making optional
          cash deposits?............................................5
14.      How and when are optional cash deposits invested in
         Shares?....................................................6
15.      What if your payment is returned for insufficient funds?...6
16.      What kinds of reports will be sent to participants in
         the plan?..................................................7
17.      Will participants be credited with dividends on
         Shares held in their accounts under the plan?..............7
18.      How does a participant discontinue the reinvestment
         of dividends under the plan?...............................7
19.      How may a participant sell Shares purchased under the
         plan?......................................................7
20.      What happens if CharterMac has a beneficial interest
         rights offering, issues a Share dividend, or declares a
         Share split?...............................................7
21.      How will a participant's plan Shares be voted at a
         meeting of shareholders?...................................7
22.      What are the Federal income tax consequences of
         participation in the plan?.................................8
23.      What is the responsibility of the plan administrator?......8
24.      May the plan be changed or discontinued?...................9
Use of Proceeds.....................................................9
Incorporation of Certain Documents by Reference.....................9
Where you can find more information.................................9
Legal Matters......................................................10
Experts  ..........................................................10
Indemnification....................................................10

                                                             May 3, 2000


922161.6

                  Charter Municipal Mortgage Acceptance Company

                  Dividend Reinvestment And Share Purchase Plan

                                     SUMMARY

         This prospectus describes the Dividend Reinvestment and Share Purchase Plan of Charter Municipal Mortgage Acceptance Company which we call "CharterMac" and relates to 1,000,000 common shares of beneficial interest in our company, called "Shares" in this prospectus. Our Shares are traded on the American Stock Exchange under the symbol "CHC".

         CharterMac is offering its Shares for sale to CharterMac common shareholders under its Dividend Reinvestment and Share Purchase Plan. Under the plan, you have the opportunity to automatically use all (but not a portion of) your cash distributions, called dividends herein, from CharterMac Shares, as well as additional cash contributions, to purchase additional Shares of CharterMac.

         We may sell you Shares directly or sell you Shares bought on the open market by the plan administrator for plan accounts. We may use a combination of these methods.

         The price you pay for all Shares acquired under the plan will be either the average of the high and low market price from the previous day's trading, if the Shares were issued directly to you, or the average of the actual purchase prices for all Shares acquired by the administrator on behalf of plan participants, if the Shares were purchased in the open market. The plan does not charge any fees, commissions or service charges in connection with any purchases made pursuant to this plan.


           Please read and keep this Prospectus for future reference.

                                 ---------------


                 NEITHER THE SECURITIES AND EXCHANGE COMMISSION
                NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE SHARES OFFERED HEREBY OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL
                        FOR ANYONE TO TELL YOU OTHERWISE.

                                ----------------



                                   May 3, 2000

922161.6
                                        2

                             DESCRIPTION OF THE PLAN

1.       What is the purpose of the plan?

         The purpose of the plan is to provide our common shareholders with a convenient and economical way of investing cash dividends and making optional cash investments in CharterMac Shares, without the payment of brokerage commissions, fees or service charges. Shares purchased under the plan will either be original issue Shares or Shares purchased in the open market by the plan administrator, Equiserve Limited Partnership.

2.       Who is eligible to participate in the plan?

         You may participate in the plan if you qualify under either one of the following: (a) Shares are registered on the share transfer books of CharterMac in your name, making you a registered owner; or (b) Shares are registered in the name of a broker, bank or other nominee and held for your account, making you a beneficial owner. While registered owners may participate directly in the plan, beneficial owners must either become registered owners by having the Shares they want to include in the plan transferred into their own names or make arrangements with their broker, bank or other nominee for such entities to participate on their behalf. See Questions 3, 5 and 11.

3.       How do you participate in the plan?

         If you are a registered owner, you may join the plan simply by signing the Authorization Card and returning it to the plan administrator.

         If your Shares are not held directly by you, your Shares may be held in a major securities depository, such as The Depository Trust Company (using its nominee Cede & Co.), which is in the business of safekeeping certificates for their participants. The depository would be the registered owner of your Shares on CharterMac's share transfer records and you would be the beneficial owner of the Shares. Depositories hold securities in the name of a nominee for the account of their participants, usually brokers, banks, nominees or other financial intermediaries which, in turn, hold the Shares for the ultimate benefit of their customers, who are the beneficial owners of the Shares. If you are a beneficial owner and want to participate in the dividend reinvestment or optional cash purchase feature of the plan, you must ask your broker, bank or other nominee to participate on your behalf.

         Please direct requests for Authorization Cards, delivery of optional cash deposits and requests to terminate participation in the plan to the plan administrator at:

                  EquiServe Limited Partnership
                  P.O. Box 8040
                  Boston, MA  02266-8040

                  or call (800) 730-6001

4.       When may you join the plan and when will your investments begin?

         You may join the plan at any time. If the plan administrator receives an Authorization Card specifying reinvestment of dividends on or before the record date for payment of a particular dividend, reinvestment will begin with that dividend payment. If the plan administrator receives the Authorization Card after that date, the reinvestment of dividends will begin with the next dividend payment date.


922161.6
                                        3

         If the plan administrator receives an Authorization Card with an optional cash deposit no more than thirty (30) nor less than two (2) days prior to a particular dividend reinvestment date, the funds received will be invested in Shares on such dividend reinvestment date. If the Authorization Card is received more than thirty (30) or less than two (2) days prior to the dividend reinvestment date, the optional cash deposit will be returned to you. See Question 9 for a discussion of the dividend reinvestment date.

5.       What does the Authorization Card provide?

         The Authorization Card allows you to reinvest all dividends on CharterMac shares. You may also make optional cash deposits at your discretion. However, you may not participate in the optional cash deposit feature if you are not concurrently participating in the dividend reinvestment feature.

         The Authorization Card is designed to be used by registered owners. If you are a beneficial owner, your broker, bank or other nominee as owner of record of your Shares should contact the plan administrator directly in order to participate in the plan on your behalf.

6.       Who administers the plan for participants?

         Fleet National Bank is the named transfer agent. EquiServe Limited Partnership, the service provider for Fleet National Bank, is the plan administrator. The plan administrator administers the plan, arranges for the custody of share certificates, keeps records, sends statements of account to participants, and performs other duties relating to the plan.

7. Are there any expenses to participants in connection with their participation in the plan?

          For registered owners only, all costs associated with the purchase of Shares and the administration of the plan will be paid by CharterMac. The only cost you will incur under the plan will be the brokerage commission and fees if you sell your Shares. If you are a beneficial owner, you should check with your broker, bank or other nominee to determine if they charge any fees for assisting you in enrolling or participating in the plan.

8.       How many Shares will be purchased for participants?

         The plan does not limit the aggregate amount of cash dividends that may be reinvested. The number of Shares purchased depends on the amount of your dividends, and the applicable price of the Shares. The plan does limit additional cash contribution to a minimum contribution of $500, and your payments may not aggregate to more than $12,500 in any quarter. Your plan account will be credited with that number of Shares, including fractions equal to the total amount to be invested divided by the purchase price per Share.

9.       When and at what price will Shares be purchased under the plan?

         The plan administrator will invest all funds for the participants in CharterMac's Shares. Dividends will be reinvested and optional cash deposits will be invested on each dividend reinvestment date which is the quarterly dividend payment date, at a purchase price equal to the average of the high and low market price from the previous days trading, if the Shares were issued directly to you, or the average of the actual purchase prices for all Shares acquired by the administrator on behalf of plan participants, if the Shares were purchased in the open market.

         The record date for dividends is set by the Board of Trustees. The dividend reinvestment date is the dividend payment date declared by the Board of Trustees. Cash dividends are generally payable after the close of each quarter, during the middle of August, November, February and May. The dividend record date for

922161.6
                                        4
determining shareholders entitled to receive dividends precedes the dividend payment date by approximately 45 days. While CharterMac currently expects to continue its policy of paying quarterly cash dividends, the declaration and payment of dividends is at all times within the sole discretion of the Board of Trustees and subject to regulatory, financial and other considerations. Accordingly, there can be no assurance that dividends on the Shares will not be reduced or eliminated in future periods.

         You will become an owner of the Shares purchased for you under the plan on the date on which Shares are credited to your account. However, for federal income tax purposes, the holding period will commence on the following day.

         As of the date of this prospectus, the price of Shares purchased directly from CharterMac with reinvested dividends and with optional cash deposits would have been $11.75 per Share.

         You should recognize that CharterMac cannot assure you of a profit or protect you against a loss on the Shares purchased.

10.      Can the Shares be purchased at a discount under the plan?

         No.

11.      Will certificates be issued for Shares purchased under the plan?

         Yes. Upon request certificates for Shares purchased under the plan will be issued to you. Unless you request that a certificate be issued, the plan administrator or its nominee will hold all Shares purchased for the benefit of plan participants. Your statement of account will show the number of Shares purchased for your account under the plan. This feature protects against loss, theft, or destruction of share certificates.

         Safekeeping of certificate shares:
         If you wish to combine Shares you had in certificate form with Shares in your CharterMac account, you must complete the tear-off form attached to your account statement and submit it with your certificates to the address on the tear-off form. There is no charge for this service. The certificates do not need to be endorsed. You should send your certificates by certified, registered, or insured mail, or by some other safer means, because you bear the risk of loss in transit.

12.      Who will be eligible to make optional cash deposits?

         All registered owners and all beneficial owners, except for certain brokers, banks and other nominees (discussed below), who are participating in the dividend reinvestment plan and who have submitted signed Authorization Cards indicating their intention to participate in this feature of the plan are eligible to make optional cash deposits on any dividend reinvestment date.

         A broker, bank or other nominee, as holder of Shares on behalf of a beneficial owner, may participate in the plan. If you would like your broker, bank or other nominee to participate in the plan on your behalf, you must contact them directly. See Questions 3 and 5.

13.      What are the limitations on making optional cash deposits?

         Optional cash deposits may be made by any common shareholder who is currently reinvesting his or her dividends through the plan. The same amount of money need not be sent each quarter and you are under no obligation to make an optional cash deposit at any time. You will be informed of the price and actual number of Shares purchased pursuant to an optional cash deposit following the actual date of purchase by the plan

922161.6
                                        5
administrator. An optional cash deposit must be at least $500, and your payments may not aggregate to more than $12,500 in any quarter. For purposes of this limitation, all plan accounts controlled by you will be aggregated, as determined by CharterMac.

14.      How and when are optional cash deposits invested in Shares?

         In order to make an optional cash deposit, you must be a participant in this feature of the plan. Your optional cash deposit must be received no more than thirty (30) nor less than two (2) days prior to the relevant dividend reinvestment date. Funds received more than thirty (30) or less than two (2) days prior to the relevant dividend reinvestment date will be returned to you.

         No interest will be paid on optional cash deposits pending their actual investment.

         You may make an initial optional cash deposit when enrolling by enclosing a check or money order with the Authorization Card, to be received within the required time frame mention above. Make your check or money order payable to "EquiServe - Charter Municipal Mortgage Acceptance Company DRP." Thereafter, you may make optional cash deposits quarterly by sending them to EquiServe at the address indicated in Question 3 accompanied by the transaction form from the bottom of your statement. Please include your plan account number on your check or money order and on any correspondence with respect to the plan. While optional cash deposits may be made concurrent with the reinvestment of dividends, good funds must be on deposit with the plan administrator no later than two (2) business day before the relevant dividend reinvestment date to be invested on such date. Please note that third party checks are not accepted and that optional cash deposits must be made in U.S. dollars drawn against a U.S. financial institution. You may obtain the return of any optional cash deposit if the plan administrator receives written notice no later than 3 business days before the relevant dividend reinvestment date.

         In order for payments to be invested, in addition to the receipt of good funds in a timely manner, as described above, the plan administrator also must be in receipt of an Authorization Card. In the event all of such materials are not received on the dates required for a particular dividend reinvestment date, the deposit will be returned to you. Optional cash deposits will be accepted by CharterMac only if CharterMac, in its sole judgment, determines that all necessary materials have been provided as required herein and that such materials establish that the person on whose behalf such materials were submitted is eligible to participate in the plan. See Questions 3 and 5.

15.      What if your payment is returned for insufficient funds?

         Payments are accepted subject to timely collection as good funds and verification of compliance with the terms of the plan. Checks or other forms of payment returned or denied for any reason will not be resubmitted for collection.

         In the event that your check is returned unpaid for any reason, the plan administrator will immediately remove from your account any Shares already purchased upon the prior credit of such funds. The plan administrator may sell any such Shares to satisfy any uncollected amounts. If the net proceeds of the sale of such Shares are insufficient to satisfy the balance of the uncollected amounts, the plan administrator may sell such additional Shares from your account as necessary to satisfy the uncollected balance.

         A fee of $25.00 will be charged for any checks returned for insufficient funds. The plan administrator may place a hold on your account until the fee is received or sell Shares from your account to satisfy the fee.




922161.6
                                        6

16.      What kinds of reports will be sent to participants in the plan?

         You will receive a statement of account for each quarter in which a purchase or reinvestment was made. Each statement will contain the date of purchase or reinvestment, the amount purchased or reinvested, the applicable purchase price per Share, the number of Shares acquired, and the total number of Shares held after such acquisition. These statements will provide a record of the cost of purchases under the plan and should be retained for tax purposes. In addition, you will receive copies of all communications sent to shareholders and all required income tax information.

17. Will participants be credited with dividends on Shares held in their accounts under the plan?

         Yes. Dividends paid with respect to all Shares and fractions of a Share held in your account will be automatically reinvested in additional Shares.

18. How does a participant discontinue the reinvestment of dividends under the plan?

         You may discontinue the reinvestment of dividends under the plan by notifying the plan administrator in writing. Any notice of discontinuation received less than 15 days prior to a dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares credited to your plan account. When you discontinue reinvesting your dividends, you automatically discontinue any participation in the optional cash deposit feature of this plan.

19.      How may a participant sell Shares purchased under the plan?

         If you decide to sell any plan Shares, you must contact the plan administrator directly. Participants in the plan are responsible to pay a sales commission of $15.00 plus $0.12 per Share for each transaction.

20. What happens if CharterMac has a beneficial interest rights offering, issues a Share dividend, or declares a Share split?

         All beneficial interest rights to purchase additional CharterMac Shares or other securities with respect to Shares held in participants' accounts will be distributed to participants by the plan administrator as soon as practical. Any rights based on a fraction of Share held in your account would be sold and the resulting proceeds, excluding fees and charges, will be used to purchase additional Shares of beneficial interest as if the proceeds were received as an optional cash deposit. Any rights issued with respect to Shares held outside of the plan will be distributed to the owner of such Shares.

         Any share dividend or Shares resulting from Share splits with respect to full Shares and fractional Shares held by you directly or in your account will be automatically added to your account.

21. How will a participant's plan Shares be voted at a meeting of shareholders?

         You will have the power to vote the Shares held in your account. If, on the record date for a meeting of shareholders there are Shares credited to your account, you will be sent the proxy material for that meeting which will show the number of Shares registered in your name together with the Shares credited to your account, including fractions of a Share. If you return a fully marked and executed proxy card, Fleet National Bank as record holder, will vote your Shares in accordance with your instructions as given on your proxy card. If you do not return a properly executed proxy card, and do not attend the meeting in person, your Shares will not be voted.



922161.6
                                        7

22. What are the Federal income tax consequences of participation in the plan?

         The following states the Federal income tax consequences of your participation in the plan as of the date of this prospectus.

          (i) cash dividends reinvested under the plan will be treated, for Federal income tax purposes, as having been received by you, even though you have not actually received them in cash. CharterMac is treated as a partnership for Federal income tax purposes. Therefore, your participation in the plan will not affect the amount of income which you would otherwise be required to report for Federal income tax purposes. Furthermore, CharterMac's income has historically been substantially tax-exempt although a small portion of its income has, and is expected to continue to be, taxable. To the extent your dividends are reinvested in the plan at a time when CharterMac has taxable income, you could be required to pay federal income taxes on cash you have not received. The tax basis per Share will be the price at which the Shares are credited to your account as described above in Question 9.

         (ii) the rule stated in paragraph (i) above may not be applicable to certain participants in the plan, such as foreign shareholders. These participants should consult their own tax advisors concerning the tax consequences applicable to their situations.

         This summary may not reflect every situation under federal, state or local tax laws that could result from participation in the plan. For additional information about the tax consequences applicable to your particular situation, please consult your tax advisor.

23.      What is the responsibility of the plan administrator?

         The plan administrator receives the participant's dividend payments and optional cash deposits, invests these amounts in additional Shares of CharterMac, maintains continuing records of each participant's account, and advises participants as to all transactions in and the status of their accounts. The plan administrator acts in the capacity of agent for the participants.

         All notices from the plan administrator to you will be addressed to your address of record with the plan administrator. The mailing of a notice to a participant's address of record will satisfy the plan administrator's duty of giving notice to each participant. Therefore, you should promptly notify the plan administrator of any change in address.

         Neither the plan administrator, its agent, nor CharterMac has any responsibility beyond the exercise of ordinary care for any reasonable and prudent actions taken or omitted pursuant to the plan including, without limitation, any claim for liability arising out of failure to terminate a participant's account upon a participant's death or adjudicated incompetency prior to receipt of notice in writing of such death or adjudicated incompetency, nor do they have any duty, responsibility or liability except as are expressly set forth in the plan. This limitation of liability does not limit the right of any participant to institute legal proceedings or take other action for any alleged violation of Federal securities laws.

         The plan administrator assumes no responsibility with respect to the preparation or content of this description.

         You should recognize that neither CharterMac nor the plan administrator can provide any assurance that Shares purchased under the plan will, at any particular time, be worth more or less than their purchase price, and CharterMac will not be liable with respect to the prices at which Shares are purchased.


922161.6
                                        8

         All aspects of the plan, including the optional cash deposit feature, will be governed by the laws of the State of Massachusetts.

24.      May the plan be changed or discontinued?

         While we hope to continue the plan indefinitely, we reserve the right to modify, suspend or terminate the plan at any time. If you participate, you will be notified promptly of any material modification, suspension or termination of the plan. The effective date of any such modification, suspension or termination will be stated in CharterMac's notice and will not be earlier than the date of such notice.

         In addition, we and the plan administrator also reserve the right to terminate or otherwise limit any participant's participation in the plan at any time for any reason whatsoever including, without limitation, engagement in arbitrage-related activities, trading, transactional profit activities or excessive plan joinings and terminations which may cause aberrations in the price or trading volume of CharterMac's Shares, pose an undue administrative hardship on either the plan administrator or CharterMac, or otherwise be inconsistent with the purposes of the plan. Finally, we may adopt rules and procedures for the administration of the plan, interpret the provisions of the plan, and make any determinations thereto we deem necessary. Any such rules, procedures, interpretations and determinations will be final and binding for all purposes.

                                 USE OF PROCEEDS

         The net proceeds from the sale of Shares acquired directly from CharterMac will be used for general trust purposes.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any filings we make with the Securities and Exchange Commission after the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

         1.       Our Annual Report on Form 10-K for the year ended December 31,
                  1999;

         2. Our description of the common shares contained in our Form 10 Registration Statement under the caption "Description of Registrant's Shares to be Registered", filed on August 1, 1997 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended.

         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Charter Municipal Mortgage Acceptance Company, 625 Madison Avenue New York, New York 10022, Attention: Investor Relations 1-800-831-4226. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus.



                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange

922161.6
                                        9

Commission's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from the Securities and Exchange Commission's Website at "http://www.sec.gov."

                                  LEGAL MATTERS

         Certain legal matters will be passed upon for us by Battle Fowler, LLP, New York, New York and Richards, Layton & Finger, P.A., Wilmington, Delaware.

                                     EXPERTS

         The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Deloitte and Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

          Richards, Layton & Finger, P.A., Wilmington, Delaware has passed upon the validity of the Shares offered hereby for Charter Municipal Mortgage Acceptance Company.


                                 INDEMNIFICATION

         Section 3817(a) of the Delaware Code authorizes a business trust to indemnify and hold harmless any trustee, or beneficial owner or other person from and against any and all claims and demands whatsoever. Section 14.1 of the Registrant's Amended and Restated Trust Agreement provides for the indemnification of directors and officers. Article XII of the Registrant's By-laws also provides for indemnification of its officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Act and therefore unenforceable.


922161.6
                                       10

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution

         Set forth below is an estimate of the approximate amount of the fees and expenses (other than underwriting discounts and commissions) incurred in connection with the sale and distribution of the securities being registered hereby. All amounts are estimated except the Commission registration fee.

Securities and Exchange Commission, registration fee...........$3,102
American Stock Exchange listing fee............................17,500
Printing and engraving costs....................................2,200
Mailing expenses................................................3,000
Accounting fees and expenses....................................7,000
Legal fees and expenses........................................15,000
Miscellaneous expenses..........................................8,000

              Total...........................................$55,802
                                                              =======


Item 15.      Indemnification of Trustees, Managers, and Officers

         Section 3817(a) of the Delaware Code authorizes a business trust to indemnify and hold harmless any trustee, or beneficial owner or other person from and against any and all claims and demands whatsoever. Section 14.1 of the Registrant's Amended and Restated Trust Agreement provides for the indemnification of trustees and officers. Article XII of the Registrant's By-laws also provides for indemnification of its officers.

Item 16.      Exhibits

4.1* -- Specimen Copy of Share Certificate for shares of beneficial interest of the Registrant

5.1** -- Opinion of Richards, Layton & Finger P.A. regarding the legality of the Shares being registered.

23.1**   --    Consent of Deloitte & Touche LLP

23.2** --     Consent of Richards, Layton & Finger P.A. (included in
              the opinion filed as Exhibit 5.1)

24.1**  --    Power of Attorney (included on signature page hereto).

--------------------
* Incorporated by reference to the Registrant's Amendment No. 1 on Form 10/A (exhibit 4) to the Registrant's Registration Statement on Form 10, (File No. 001-13237)

**       Filed herewith.



922161.6
                                       12

Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



922161.6

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, New York on this 3rd day of May, 2000.

                            CHARTER MUNICIPAL MORTGAGE ACCEPTANCE
                            COMPANY  (Registrant)

                            By:/s/ Stuart J. Boesky
                               --------------------
                               Stuart J. Boesky
                                Managing Trustee,
                                President  and
                                Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Stuart J. Boesky, Alan P. Hirmes and John B. Roche, and each or either of them, his true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

               Signature                                Title                             Date

/s/ Stuart J. Boesky                    Managing Trustee, President and        May 3, 2000
---------------------------------------                                        -----------
Stuart J. Boesky                        Chief Executive Officer

/s/ Peter T. Allen                      Managing Trustee                       May 3, 2000
---------------------------------------                                        -----------
Peter T. Allen

/s/ P. Fisch Arthur                     Managing Trustee                       May 3, 2000
---------------------------------------                                        -----------
P. Fisch Arthur

/s/ Alan P. Hirmes                      Managing Trustee, Interim Chief        May 3, 2000
---------------------------------------                                        -----------
Alan P. Hirmes                          Financial Officer, Interim Chief
                                        Accounting Officer, Executive
                                        Vice President and Secretary

/s/ Stephen M. Ross                     Managing Trustee,                      May 3, 2000
---------------------------------------                                        -----------
Stephen M. Ross                         Chairman of the Board


/s/ Michael J. Brenner                  Managing Trustee                       May 3, 2000
---------------------------------------                                        -----------
Michael J. Brenner



922161.6






/s/ Thomas W. White                     Managing Trustee                       May 3, 2000
-------------------                                                            -----------
Thomas W. White



922161.6